Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

Luxembourg, August 9, 2017 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the second quarter of 2017, reporting sequential growth in service revenue, net income and earnings per share. Compared to the first quarter of 2017, Altisource’s service revenue grew by 4% to $238.1 million, net income attributable to Altisource grew by 38% to $9.0 million and diluted earnings per share grew by 41% to $0.48. Further, adjusted net income attributable to Altisource(1) of $16.5 million and adjusted diluted earnings per share(1) of $0.88 increased from the first quarter of 2017 by 25% and 28%, respectively.

Compared to the first quarter of 2017, service revenue growth was driven by 15% growth in non-Ocwen revenue. Service revenue relating to Ocwen and its portfolio was flat as growth from seasonality in the property inspection and preservation business was offset by lower technology related revenue and fewer delinquent loans. Each of the Company’s four initiatives contributed to the 15% non-Ocwen revenue growth. Compared to the second quarter of 2016, the 1% decline in service revenue was primarily from the normal runoff of Ocwen’s portfolio and Altisource Residential Corporation’s smaller portfolio of non-performing loans and REO partially offset by growth in referrals of higher fee property preservation services and growth in home sales revenue in the buy-renovate-sell business which began operations in the second half of 2016.

Compared to the first quarter of 2017, growth in diluted earnings per share and adjusted diluted earnings per share(1) was driven by service revenue growth, margin expansion in the property preservation and REO sales businesses and a positive second quarter income tax accrual adjustment. The second quarter $3.9 million gain on the repurchase of debt ($0 in the first quarter of 2017) was largely offset by other non-recurring expenses relating to facility closures, litigation related costs and severance. Compared to the second quarter of 2016, diluted earnings per share and adjusted diluted earnings per share(1) decreased 53% and 44%, respectively. These declines were driven by higher investments to support the Company’s growth initiatives and service revenue mix changes. Revenue mix changes were the result of growth in the lower margin property preservation and buy-renovate-sell businesses and revenue declines in other higher margin businesses. Diluted earnings per share and adjusted diluted earnings per share(1) were further impacted by a higher effective tax rate in the second quarter of 2017 compared to the second quarter of 2016.

“I am pleased with our solid second quarter 2017 financial results and our accomplishments since last quarter. We continue to develop our four initiatives to build a diversified and growing company. We also opportunistically purchased our debt and equity at very attractive prices,” said Chief Executive Officer William B. Shepro.

Mr. Shepro further commented, “As Ocwen and New Residential Investment Corp. (“NRZ”) have previously disclosed, they recently entered into agreements to transfer Ocwen’s remaining interests in certain MSRs to NRZ with Ocwen continuing to service these portfolios.(2) While Altisource has long-term agreements in place to provide various fee-based services on an exclusive basis to portfolios serviced by Ocwen, we believe there are benefits to also establishing a relationship with NRZ. We are actively negotiating long-term agreements with NRZ to be the provider for downstream services. We are making good progress and believe we are close to reaching agreement which we believe would be beneficial for both parties. However, there can be no assurance that we will be able to reach agreement on acceptable terms in the near future or at all.”

Second Quarter 2017 Highlights Include(3):

Servicer Solutions

•	Grew non-Ocwen service revenue by 11% over the first quarter of 2017 and 9% over the second quarter of 2016

•	Selected by a top 25 bank to provide REO asset management and brokerage services

Origination Solutions

•	Grew non-Ocwen service revenue by 12% over the first quarter of 2017 and 11% over the second quarter of 2016

•	Recently signed an agreement with and began providing mortgage underwriting services for a top 5 correspondent lender

Consumer Real Estate Solutions

•	Grew the number of home purchase and sale transactions to 222, a 55% increase in unit transactions and an 82% increase in service revenue over the first quarter of 2017

•	Launched Owners.com Loans as part of our strategy to provide a broader suite of services to customers

Real Estate Investor Solutions

•	Grew non-Ocwen service revenue by 25% over the first quarter of 2017 (a 4% decline compared to the second quarter of 2016)

•	Sold 46 homes in the buy-renovate-sell program, generating 49% revenue growth in this program over the first quarter of 2017, and had 101 homes in inventory at June 30, 2017

Corporate

•	Purchased $26.0 million of the Company’s senior secured term loan at an average discount of 16.5%, generating a $3.9 million gain

•	Repurchased 416 thousand shares of Altisource’s common stock at $19.17 per share

Second Quarter 2017 Results Compared to First Quarter of 2017 and Second Quarter 2016

•	Service revenue of $238.1 million, a 4% increase compared to the first quarter 2017 and a 1% decrease compared to the second quarter 2016

•	Income before income taxes and non-controlling interests of $12.2 million, a 25% increase compared to the first quarter 2017 and a 49% decrease compared to the second quarter 2016

•	Pretax income attributable to Altisource(1) of $11.5 million, a 26% increase compared to the first quarter 2017 and a 51% decrease compared to the second quarter 2016

•	Adjusted pretax income attributable to Altisource(1) of $20.9 million, a 14% increase compared to the first quarter 2017 and a 42% decrease compared to the second quarter 2016

•	Net income attributable to Altisource of $9.0 million, a 38% increase compared to the first quarter 2017 and a 55% decrease compared to the second quarter 2016

•	Adjusted net income attributable to Altisource(1) of $16.5 million, a 25% increase compared to the first quarter 2017 and a 47% decrease compared to the second quarter 2016

•	Diluted earnings per share of $0.48, a 41% increase compared to the first quarter 2017 and a 53% decrease compared to the second quarter 2016

•	Adjusted diluted earnings per share(1) of $0.88, a 28% increase compared to the first quarter 2017 and a 44% decrease compared to the second quarter 2016

•
Cash from operations of $30.9 million compared to cash used in operations of $18.4 million in the first quarter of 2017 (primarily driven by the $28.0 million net litigation settlement paid in the first quarter 2017) and cash from operations of $40.4 million in the second quarter 2016

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)
This information is based on disclosures made by Ocwen and NRZ in their filings with the Securities and Exchange Commission, including their Second Quarter 2017 Form 10-Qs, Ocwen’s July 24, 2017 Form 8-K and NRZ’s July 27, 2017 Form 8-K. Altisource takes no responsibility for the accuracy of any information provided in filings made by Ocwen and NRZ.

(3)	Applies to the second quarter of 2017 unless otherwise indicated.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our second quarter results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing market. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Service revenue
Mortgage Market	$198,414	$197,479	$393,387	$385,564
Real Estate Market	24,347	24,173	43,536	47,574
Other Businesses, Corporate and Eliminations	15,346	19,672	31,023	42,466
Total service revenue	238,107	241,324	467,946	475,604
Reimbursable expenses	11,891	13,783	21,920	29,237
Non-controlling interests	687	692	1,302	1,090
Total revenue	250,685	255,799	491,168	505,931
Cost of revenue	173,502	160,588	341,426	313,997
Reimbursable expenses	11,891	13,783	21,920	29,237
Gross profit	65,292	81,428	127,822	162,697
Selling, general and administrative expenses	52,470	54,207	100,171	107,823
Income from operations	12,822	27,221	27,651	54,874
Other income (expense), net:
Interest expense	(5,465)	(5,988)	(11,263)	(12,529)
Other income (expense), net	4,803	2,744	5,518	2,717
Total other income (expense), net	(662)	(3,244)	(5,745)	(9,812)

Income before income taxes and non-controlling interests	12,160	23,977	21,906	45,062
Income tax provision	(2,438)	(3,291)	(5,024)	(5,484)

Net income	9,722	20,686	16,882	39,578
Net income attributable to non-controlling interests	(687)	(692)	(1,302)	(1,090)

Net income attributable to Altisource	$9,035	$19,994	$15,580	$38,488

Earnings per share:
Basic	$0.49	$1.08	$0.84	$2.06
Diluted	$0.48	$1.02	$0.82	$1.94

Weighted average shares outstanding:
Basic	18,335	18,437	18,497	18,646
Diluted	18,836	19,604	19,069	19,822

Comprehensive income:
Net income	$9,722	$20,686	$16,882	$39,578
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities, net of income tax (provision) benefit of $2,593, $3,249, $(2,132), $2,960	(6,981)	(7,871)	5,742	(7,172)

Comprehensive income, net of tax	2,741	12,815	22,624	32,406
Comprehensive income attributable to non-controlling interests	(687)	(692)	(1,302)	(1,090)

Comprehensive income attributable to Altisource	$2,054	$12,123	$21,322	$31,316

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)
(unaudited)

	Three months ended June 30, 2017
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$198,414	$24,347	$15,346	$238,107
Reimbursable expenses	11,094	783	14	11,891
Non-controlling interests	687	—	—	687
	210,195	25,130	15,360	250,685
Cost of revenue	144,326	26,844	14,223	185,393
Gross profit (loss)	65,869	(1,714)	1,137	65,292
Selling, general and administrative expenses	29,805	5,551	17,114	52,470
Income (loss) from operations	36,064	(7,265)	(15,977)	12,822
Total other income (expense), net	102	—	(764)	(662)

Income (loss) before income taxes and non-controlling interests	$36,166	$(7,265)	$(16,741)	$12,160

	Three months ended June 30, 2016
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$197,479	$24,173	$19,672	$241,324
Reimbursable expenses	13,129	631	23	13,783
Non-controlling interests	692	—	—	692
	211,300	24,804	19,695	255,799
Cost of revenue	135,723	16,854	21,794	174,371
Gross profit (loss)	75,577	7,950	(2,099)	81,428
Selling, general and administrative expenses	31,141	5,620	17,446	54,207
Income (loss) from operations	44,436	2,330	(19,545)	27,221
Total other income (expense), net	74	4	(3,322)	(3,244)

Income (loss) before income taxes and non-controlling interests	$44,510	$2,334	$(22,867)	$23,977

(1)
Effective January 1, 2017, our reportable segments changed as a result of changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)
(unaudited)

	Six months ended June 30, 2017
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$393,387	$43,536	$31,023	$467,946
Reimbursable expenses	20,229	1,657	34	21,920
Non-controlling interests	1,302	—	—	1,302
	414,918	45,193	31,057	491,168
Cost of revenue	284,476	48,987	29,883	363,346
Gross profit (loss)	130,442	(3,794)	1,174	127,822
Selling, general and administrative expenses	58,487	9,876	31,808	100,171
Income (loss) from operations	71,955	(13,670)	(30,634)	27,651
Total other income (expense), net	112	—	(5,857)	(5,745)

Income (loss) before income taxes and non-controlling interests	$72,067	$(13,670)	$(36,491)	$21,906

	Six months ended June 30, 2016
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$385,564	$47,574	$42,466	$475,604
Reimbursable expenses	28,047	1,139	51	29,237
Non-controlling interests	1,090	—	—	1,090
	414,701	48,713	42,517	505,931
Cost of revenue	269,766	31,312	42,156	343,234
Gross profit	144,935	17,401	361	162,697
Selling, general and administrative expenses	60,595	11,794	35,434	107,823
Income (loss) from operations	84,340	5,607	(35,073)	54,874
Total other income (expense), net	134	—	(9,946)	(9,812)

Income (loss) before income taxes and non-controlling interests	$84,474	$5,607	$(45,019)	$45,062

(1)
Effective January 1, 2017, our reportable segments changed as a result of changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$114,205	$149,294
Available for sale securities	53,628	45,754
Accounts receivable, net	72,977	87,821
Prepaid expenses and other current assets	49,419	42,608
Total current assets	290,229	325,477

Premises and equipment, net	87,060	103,473
Goodwill	86,283	86,283
Intangible assets, net	136,893	155,432
Deferred tax assets, net	5,160	7,292
Other assets	11,003	11,255

Total assets	$616,628	$689,212

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$75,162	$83,135
Accrued litigation settlement	—	32,000
Current portion of long-term debt	5,945	5,945
Deferred revenue	9,886	8,797
Other current liabilities	10,520	19,061
Total current liabilities	101,513	148,938

Long-term debt, less current portion	439,486	467,600
Other non-current liabilities	8,906	10,480

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 18,034 outstanding as of June 30, 2017; 25,413 shares authorized and issued and 18,774 outstanding as of December 31, 2016)	25,413	25,413
Additional paid-in capital	110,078	107,288
Retained earnings	341,926	333,786
Accumulated other comprehensive income (loss)	3,997	(1,745)
Treasury stock, at cost (7,379 shares as of June 30, 2017 and 6,639 shares as of December 31, 2016)	(416,342)	(403,953)
Altisource equity	65,072	60,789

Non-controlling interests	1,651	1,405
Total equity	66,723	62,194

Total liabilities and equity	$616,628	$689,212

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2017	2016

Cash flows from operating activities:
Net income	$16,882	$39,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,895	18,346
Amortization of intangible assets	18,539	24,967
Change in the fair value of acquisition related contingent consideration	16	193
Share-based compensation expense	1,858	3,569
Bad debt expense	2,890	1,041
Gain on early extinguishment of debt	(3,937)	(5,464)
Amortization of debt discount	156	201
Amortization of debt issuance costs	433	557
Deferred income taxes	—	18
Loss on disposal of fixed assets	2,798	9
Changes in operating assets and liabilities:
Accounts receivable	11,954	3,407
Prepaid expenses and other current assets	(6,811)	(6,012)
Other assets	523	447
Accounts payable and accrued expenses	(10,637)	(4,454)
Other current and non-current liabilities	(41,042)	(6,998)
Net cash provided by operating activities	12,517	69,405

Cash flows from investing activities:
Additions to premises and equipment	(5,658)	(12,441)
Purchase of available for sale securities	—	(48,219)
Change in restricted cash	(271)	(10)
Net cash used in investing activities	(5,929)	(60,670)

Cash flows from financing activities:
Repayment and repurchases of long-term debt	(24,766)	(47,751)
Proceeds from stock option exercises	765	986
Purchase of treasury shares	(15,531)	(19,746)
Distributions to non-controlling interests	(1,056)	(1,065)
Payment of tax withholding on issuance of restricted shares	(1,089)	—
Net cash used in financing activities	(41,677)	(67,576)

Net decrease in cash and cash equivalents	(35,089)	(58,841)
Cash and cash equivalents at the beginning of the period	149,294	179,327

Cash and cash equivalents at the end of the period	$114,205	$120,486

Supplemental cash flow information:
Interest paid	$10,787	$11,694
Income taxes paid, net	12,668	5,618

Non-cash investing and financing activities:
(Decrease) increase in payables for purchases of premises and equipment	$(378)	$1,369
Increase in payables for purchases of treasury shares	3,042	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource and adjusted diluted earnings per share are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income before income taxes and non-controlling interests, net income attributable to Altisource or diluted earnings per share as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability more on a continuing cost basis as they exclude amortization expense related to acquisitions that occurred in prior periods as well as the effect of more significant non-recurring items from earnings. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Pretax income attributable to Altisource is calculated by deducting non-controlling interests from income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by adding intangible asset amortization expense to pretax income attributable to Altisource. Adjusted net income attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) to GAAP net income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus intangible asset amortization expense (net of tax), by the weighted average number of diluted shares.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Three months ended March 31,	Six months ended June 30,
	2017	2016	2017	2017	2016

Income before income taxes and non-controlling interests	$12,160	$23,977	$9,746	$21,906	$45,062

Non-controlling interests	(687)	(692)	(615)	(1,302)	(1,090)
Pretax income attributable to Altisource	11,473	23,285	9,131	20,604	43,972
Intangible asset amortization expense	9,393	12,756	9,146	18,539	24,967

Adjusted pretax income attributable to Altisource	$20,866	$36,041	$18,277	$39,143	$68,939

Net income attributable to Altisource	$9,035	$19,994	$6,545	$15,580	$38,488

Intangible asset amortization expense	9,393	12,756	9,146	18,539	24,967
Tax benefit from intangible asset amortization	(1,883)	(1,751)	(2,426)	(4,251)	(3,038)
Intangible asset amortization expense, net of tax	7,510	11,005	6,720	14,288	21,929

Adjusted net income attributable to Altisource	$16,545	$30,999	$13,265	$29,868	$60,417

Diluted earnings per share	$0.48	$1.02	$0.34	$0.82	$1.94

Intangible asset amortization expense, net of tax, per diluted share	0.40	0.56	0.35	0.75	1.11

Adjusted diluted earnings per share	$0.88	$1.58	$0.69	$1.57	$3.05

Weighted average shares outstanding - diluted	18,836	19,604	19,304	19,069	19,822
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Note: Amounts may not add to the total due to rounding.